Exhibit 99.01

Keynote Reports Fiscal Second Quarter 2010 Results

  Total Revenue was $19.4 Million for the Second Quarter 2010, Compared to $19.6 Million for the Second Quarter 2009
  GAAP Loss per Share was $0.01 for the Second Quarter 2010, Compared to a Loss of $0.02 for the Second Quarter 2009
  Revenue, GAAP Earnings and Non-GAAP Earnings Met Company’s Guidance
  Board Approves Quarterly Cash Dividend of $0.05 per Share

SAN MATEO, Calif.--(BUSINESS WIRE)--April 29, 2010--Keynote® Systems (NASDAQ: KEYN), the global leader in on-demand mobile and Internet test & measurement solutions for continuously improving the online experience, reported financial results for its second fiscal quarter ended March 31, 2010.

Umang Gupta, chairman and CEO of Keynote, said: “For the fiscal second quarter 2010, we are especially pleased that an important component of our Internet Subscription revenue - our web measurement revenue – increased for the first time in six quarters and price per page showed signs of stabilization. Looking ahead, we are hopeful that if this trend were to continue, then along with growth in our mobile business, this will portend meaningful annual revenue growth for Keynote in fiscal year 2011. We are confident that our customers are committed to the value and importance of the online and mobile experience. With the recent introduction of MyKeynote 10, we are even better positioned to take advantage of the improving business landscape.”

Second Quarter 2010 Financial Summary

Revenue for the second quarter of fiscal year 2010 was $19.4 million, compared to $19.6 million in the second quarter of fiscal year 2009. Under generally accepted accounting principles (GAAP), net loss for the second quarter of fiscal year 2010 was $144,000, or $0.01 per share, compared to a net loss of $258,000, or $0.02 per share, for the second quarter of fiscal year 2009.

The non-GAAP net income for the second quarter of fiscal year 2010 was $1.5 million, or $0.10 per diluted share, compared to $1.7 million, or $0.12 per diluted share, for the second quarter of fiscal year 2009. The company defines non-GAAP net income as GAAP net income adjusted for the provision for income taxes, stock-based compensation expense, and amortization of purchased intangibles, less cash taxes from on-going operations. Non-GAAP earnings per share equals non-GAAP net income divided by the diluted weighted average shares outstanding for the period.

Six Months Ended March 31, 2010 Financial Summary

Revenue was $40.1 million, compared to $40.2 million in the same period a year ago. GAAP net income was $837,000, or $0.06 per diluted share, compared to $628,000, or $0.04 per diluted share, in the same period a year ago. Non-GAAP net income was $4.0 million, or $0.27 per diluted share, compared to $4.5 million, or $0.31 per diluted share, in the same period a year ago. Cash provided by operating activities was $1.7 million, compared to $3.3 million in the same period a year ago.

Cash Flow, Adjusted EBITDA and Deferred Revenue Summary

Cash provided by operating activities for the second quarter of fiscal year 2010 was $1.7 million, compared to $1.2 million in the second quarter of fiscal year 2009. Cash used for the purchase of property, equipment and software totaled $653,000 for the second quarter of fiscal year 2010, compared to $736,000 in the second quarter of fiscal year 2009. Cash used to pay dividends totaled $731,000 for the second quarter of fiscal year 2010, compared to the second quarter of fiscal year 2009 when there was no dividend. Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment, software and acquired technology. The company generated free cash flow of $1.1 million for the second quarter of fiscal year 2010, compared to generating $513,000 in the second quarter of fiscal year 2009. At March 31, 2010, Keynote had $56.2 million in total cash, cash equivalents and short-term investments.

Management also believes the non-GAAP figure of adjusted earnings before interest income, taxes, depreciation, amortization, and stock-based compensation, and other income, net (Adjusted EBITDA) provides a useful measure of operations. Adjusted EBITDA for the second quarter of fiscal year 2010 was $2.6 million, or 13% of revenue, compared to $2.8 million, or 14% of revenue, for the second quarter of fiscal year 2009.

Keynote’s net deferred revenue was $15.5 million at March 31, 2010, compared to $21.3 million at March 31, 2009 and $14.7 million at December 31, 2009. Keynote’s gross deferred revenue, defined as the sum of net deferred revenue and unpaid deferred revenue, was $22.5 million at March 31, 2010, compared to $26.8 million at March 31, 2009 and $23.4 million at December 31, 2009.

The total shares outstanding as at March 31, 2010 was 14.7 million, compared to 14.3 million at March 31, 2009.

Quarterly Cash Dividend

The board of directors approved a quarterly cash dividend of $0.05 per common share, payable June 15, 2010 to common shareholders of record at the close of business on June 1, 2010.

Operational Metrics Summary

During the quarter, Keynote’s total worldwide customer base was approximately 2,800 companies. Keynote currently provides its services to 52% of the comScore Media Metrix’s top 50 Web sites and approximately 40% of the Fortune 100 companies. During the quarter, Keynote measured approximately 20,800 Internet pages, as compared to 16,400 Internet pages in the same quarter a year ago.

Expectations for the Third Quarter of Fiscal Year 2010

The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects the following for the third fiscal quarter ending June 30, 2010:

  Total revenue is expected to be between $19.0 million and $19.5 million.
  GAAP earnings (loss) per share are expected to be between ($0.02) and $0.01.
  Non-GAAP earnings per share are expected to be between $0.08 and $0.12.

The above guidance was based on the following assumptions. Foreign exchange rates do not change materially. Total stock-based compensation expense and amortization of intangible assets is expected to be approximately $1.4 million. Depreciation is expected to be approximately $1.1 million. Interest income, net, is expected to be approximately $150,000, assuming no material changes in interest rates and currently planned uses of cash. Cash taxes from on-going operations is expected to be a refund of $100,000. Basic weighted average shares outstanding are expected to be approximately 14.6 million shares and diluted weighted average shares outstanding are expected to be approximately 14.9 million shares, assuming no additional issuances of equity or equity-related securities and significant changes in the company’s stock price.

Conference Call

Keynote will host a conference call and simultaneous webcast at 2:00 pm (PST) today, April 29, 2010. To access the call in the U.S., please dial (800) 588-4973; international callers please dial (847) 413-2407. Callers may provide the following confirmation number 26728887 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes early to prevent any delays in joining. The webcast of the call will be available at the investor section of the company’s web site at www.keynote.com. The replay will be available after the call by telephone by dialing (888) 843-8996 in the U.S. and (630) 652-3044 internationally; the pass code is 26728887. The webcast is at the investor section of the company’s web site at www.keynote.com.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote’s future growth, expected revenue, GAAP and Non-GAAP earnings per share, and the related underlying assumptions in calculating those amounts, and other future financial results. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the uncertain impact that the continuing economic downturn will have on Keynote’s business or the businesses of current or potential customers, Keynote’s ability to successfully market and sell its current services to new or existing customers, Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s various services fluctuates and the extent to which revenue from other service lines can continue to increase, the risk that the increase in Keynote’s web services revenue for the second quarter may not be sustained, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote’s ability to attract and retain new customers, Keynote’s ability to operate its international operations and manage related costs successfully, Keynote’s ability to retain key employees, pricing pressure with respect to Keynote’s services, Keynote’s ability to increase sales of its other services, unforeseen expenses, competition in Keynote’s markets, costs associated with any future acquisitions, the effect of acquisitions by competitors in Keynote’s target markets, Keynote’s ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, the impact of changes in foreign exchange rates, which can be significant, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2009, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

Non-GAAP Measures

This press release includes information on Non-GAAP net income, Non-GAAP earnings per share, Adjusted EBITDA, free cash flow and gross deferred revenues. These measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income is calculated by adjusting GAAP net income (loss) for the provision for income taxes less cash taxes from on-going operations, stock-based compensation expense and amortization of purchased intangibles. Non-GAAP earnings per share are calculated by dividing Non-GAAP net income by the weighted average number of diluted shares outstanding for the period. Free cash flow is defined as cash flow from operations less cash used to purchase of property, equipment, and software. Gross deferred revenue is defined as the sum of net deferred revenue and unpaid deferred revenue. Adjusted EBITDA is defined as earnings before interest income, taxes, depreciation, amortization, stock based compensation and other income, net. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company’s business and operations. Because the Company has made a number of acquisitions in the past, as well as because of the effect of SFAS 123(R), the Company’s financial statements have changed significantly from prior periods. Accordingly, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP financial statements. Management also reviews this information as an additional means for measuring the performance of the Company. The Company compensates for these limitations by realizing that these amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating its business and operations.

About Keynote

Keynote Systems (Nasdaq “KEYN”) is the global leader in on-demand test & measurement solutions for continuously improving the online experience. For over a decade, Keynote has been providing measurement data and testing capabilities that allow companies to understand and improve their customers’ online and mobile experience. Keynote has four test and measurement businesses: Web performance, mobile quality, streaming & VoIP, and customer experience/UX.

Known as The Mobile and Internet Performance Authority™, Keynote has a market-leading infrastructure of over 3,000 measurement computers and mobile devices in over 240 locations around the world. Keynote’s 2,800 customers represent top Internet and mobile companies including American Express, Disney, eBay, E*TRADE, Expedia, Microsoft, SonyEricsson, Sprint, T-Mobile, Verizon, Vodafone and YouTube.

Keynote®, DataPulse®, CustomerScope®, Keynote CE Rankings®, Keynote Customer Experience Rankings®, Perspective®, Keynote Red Alert®, Keynote Traffic Perspective®, Keynote WebEffective®, The Internet Performance Authority®, MyKeynote® , SIGOS®, SITE®, Keynote™ The Mobile & Internet Performance Authority™ and Keynote FlexUse™ are trademarks or registered trademarks of Keynote Systems, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners. © 2010 Keynote Systems, Inc.

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended			Six months ended
	Mar 31	Dec 31	Mar 31	Mar 31	Mar 31
	2010	2009	2009	2010	2009
Net revenue:
Subscription services	$11,672	$12,209	$11,341	$23,881	$22,814
Ratable licenses	5,791	5,956	5,915	11,747	11,958
Professional services	1,893	2,544	2,308	4,437	5,429
Total revenue, net	19,356	20,709	19,564	40,065	40,201

Costs and expenses:
Costs of revenue:
Direct costs of subscription services	2,129	2,208	2,319	4,337	4,575
Direct costs of ratable licenses	1,724	1,728	1,639	3,452	3,127
Direct costs of professional services	1,351	1,467	1,495	2,818	3,173
Operations	1,935	1,891	2,248	3,826	4,410
Development	2,971	3,145	3,191	6,116	6,274
Amortization of intangible assets - software	435	298	288	733	576
Total costs of revenue	10,545	10,737	11,180	21,282	22,135
Sales and marketing	6,376	6,328	6,317	12,704	12,497
General and administrative	2,536	2,642	2,551	5,178	5,371
Excess occupancy income, net	(311)	(308)	(251)	(619)	(471)
Amortization of intangible assets - other	156	182	263	338	532
Total costs and expenses	19,302	19,581	20,060	38,883	40,064

Income (loss) from operations	54	1,128	(496)	1,182	137

Interest income and other, net	160	93	370	253	1,043

Income (loss) before provision for income taxes	214	1,221	(126)	1,435	1,180

Provision for income taxes	(358)	(240)	(132)	(598)	(552)

Net income (loss)	$(144)	$981	$(258)	$837	$628

Net income (loss) per share:
Basic	$(0.01)	$0.07	$(0.02)	$0.06	$0.04
Diluted	$(0.01)	$0.07	$(0.02)	$0.06	$0.04

Weighted average common shares outstanding:
Basic	14,591	14,514	14,259	14,560	14,222
Diluted	14,591	14,756	14,259	14,825	14,330

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2010	September 30, 2009

Assets
Current assets:
Cash, cash equivalents and short-term investments	$56,181	$57,968
Accounts receivable, net	8,119	6,403
Prepaids, deferred costs and other current assets	4,136	3,517
Inventories	1,493	1,222
Deferred tax assets	2,884	2,913
Total current assets	72,813	72,023

Deferred costs and other long-term assets	2,283	3,024
Property and equipment, net	34,109	34,778
Goodwill	62,794	66,078
Identifiable intangible assets, net	5,058	6,255
Deferred tax assets	168	61

Total assets	$177,225	$182,219

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,096	$1,147
Accrued expenses	8,283	8,450
Deferred revenue	14,426	17,661
Current portion of capital lease obligation	7	16
Total current liabilities	24,812	27,274

Deferred rent and other long term liabilities	3,353	3,344
Long-term deferred revenue	1,068	1,167
Long-term deferred tax liability	446	414
Total liabilities	29,679	32,199

Stockholders' equity:
Common stock	15	14
Additional paid-in capital	284,280	282,653
Accumulated deficit	(138,777)	(139,614)
Accumulated other comprehensive income	2,028	6,967

Total stockholders' equity	147,546	150,020

Total liabilities and stockholders' equity	$177,225	$182,219

Keynote Systems, Inc. and Subsidiaries

GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended			Six months ended
	Mar 31	Dec 31	Mar 31	Mar 31	Mar 31
	2010	2009	2009	2010	2009
Revenue categories:

Internet Subscriptions
Web Measurement	$6,593	$6,170	$6,572	$12,763	$13,782
Other	2,569	3,665	2,761	6,234	5,215
Internet Engagements	1,893	2,544	2,308	4,437	5,429
Subtotal Internet Revenue	11,055	12,379	11,641	23,434	24,426
Mobile Subscriptions	2,510	2,374	2,008	4,884	3,817
Mobile Ratable Licenses	5,791	5,956	5,915	11,747	11,958
Subtotal Mobile Revenue	8,301	8,330	7,923	16,631	15,775
Total Revenue, Net	$19,356	$20,709	$19,564	$40,065	$40,201

Non-GAAP net income and income per share:

GAAP net income (loss)	$(144)	$981	$(258)	$837	$628
Provision for income taxes	358	240	132	598	552
Stock-based compensation *	787	1,003	1,596	1,790	2,637
Amortization of intangible assets - other	156	182	263	338	532
Amortization of intangible assets - software	435	298	288	733	576
Non-GAAP income before income tax	1,592	2,704	2,021	4,296	4,925
Cash taxes from on-going operations	(118)	(164)	(305)	(282)	(455)
Non-GAAP net income	$1,474	$2,540	$1,716	$4,014	$4,470

Weighted average diluted common shares outstanding:	14,880	14,756	14,332	14,825	14,330
Non-GAAP income per share	$0.10	$0.17	$0.12	$0.27	$0.31

Adjusted EBITDA:

GAAP net income (loss)	$(144)	$981	$(258)	$837	$628
Provision for income taxes	358	240	132	598	552
Interest income and other, net	(160)	(93)	(370)	(253)	(1,043)
Stock-based compensation *	787	1,003	1,596	1,790	2,637
Amortization of intangible assets - other	156	182	263	338	532
Amortization of intangible assets - software	435	298	288	733	576
Depreciation	1,120	1,197	1,173	2,317	2,501
Adjusted EBITDA	$2,552	$3,808	$2,824	$6,360	$6,383

*Stock-based compensation by category:
Direct costs of ratable licenses	$23	$26	$27	$49	$24
Direct costs of professional services	66	111	214	177	326
Operations	92	134	210	226	333
Development	176	229	344	405	574
Sales and marketing	273	364	566	637	930
General and administrative	157	139	235	296	450
	$787	$1,003	$1,596	$1,790	$2,637

Keynote Systems, Inc. and Subsidiaries

REVENUE DETAIL
(In thousands)
(Unaudited)

	Three months ended				Year ended
	Dec 31	March 31	June 30	Sep 30	Sep 30
FY 2010

Internet Subscriptions
Web Measurement	$6,170	$6,593	$-	$-	$12,763
Other	3,665	2,569	-	-	6,234
Internet Engagements	2,544	1,893	-	-	4,437
Subtotal Internet Revenue	12,379	11,055	-	-	23,434
Mobile Subscriptions	2,374	2,510	-	-	4,884
Mobile Ratable Licenses	5,956	5,791	-	-	11,747
Subtotal Mobile Revenue	8,330	8,301	-	-	16,631
Total Revenue, Net	$20,709	$19,356	$-	$-	$40,065

FY 2009

Internet Subscriptions
Web Measurement	$7,209	$6,572	$6,621	$6,370	$26,772
Other	2,455	2,761	2,782	2,812	10,810
Internet Engagements	3,121	2,308	2,324	2,134	9,887
Subtotal Internet Revenue	12,785	11,641	11,727	11,316	47,469
Mobile Subscriptions	1,809	2,008	2,052	2,146	8,015
Mobile Ratable Licenses	6,043	5,915	6,390	6,275	24,623
Subtotal Mobile Revenue	7,852	7,923	8,442	8,421	32,638
Total Revenue, Net	$20,637	$19,564	$20,169	$19,737	$80,107

FY 2008

Internet Subscriptions
Web Measurement	$6,828	$6,798	$6,863	$7,348	$27,837
Other	2,704	2,640	2,666	2,585	10,595
Internet Engagements	2,846	1,937	2,631	2,360	9,774
Subtotal Internet Revenue	12,378	11,375	12,160	12,293	48,206
Mobile Subscriptions	1,340	1,654	1,912	1,976	6,882
Mobile Ratable Licenses	4,002	4,605	6,426	6,787	21,820
Subtotal Mobile Revenue	5,342	6,259	8,338	8,763	28,702
Total Revenue, Net	$17,720	$17,634	$20,498	$21,056	$76,908

FY 2007

Internet Subscriptions
Web Measurement	$6,658	$6,836	$7,020	$6,781	$27,295
Other	2,852	2,784	2,702	2,680	11,018
Internet Engagements	3,102	2,778	3,064	2,929	11,873
Subtotal Internet Revenue	12,612	12,398	12,786	12,390	50,186
Mobile Subscriptions	997	1,113	1,158	1,080	4,348
Mobile Ratable Licenses	2,206	3,203	3,443	4,368	13,220
Subtotal Mobile Revenue	3,203	4,316	4,601	5,448	17,568
Total Revenue, Net	$15,815	$16,714	$17,387	$17,838	$67,754

Keynote Systems, Inc. and Subsidiaries

CASH FLOW FROM OPERATING ACTIVITIES AND FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months ended				Year ended
	Dec 31	March 31	June 30	Sept 30	Sept 30
FY 2010

Total Revenue	$20,709	$19,356	$-	$-	$40,065
Cash Flow from Operations	$(95)	$1,749	$-	$-	$1,654
% of Revenue	(0%)	9%	-	-	4%
Purchase of PP&E	$775	$653	$-	$-	$1,428
Free Cash Flow *	$(870)	$1,096	$-	$-	$226
% of Revenue	(4%)	6%	-	-	1%

FY 2009

Total Revenue	$20,637	$19,564	$20,169	$19,737	$80,107
Cash Flow from Operations	$2,020	$1,249	$4,151	$1,379	$8,799
% of Revenue	10%	6%	21%	7%	11%
Purchase of PP&E	$661	$736	$1,199	$848	$3,444
Free Cash Flow *	$1,359	$513	$2,952	$531	$5,355
% of Revenue	7%	3%	15%	3%	7%

FY 2008

Total Revenue	$17,720	$17,634	$20,498	$21,056	$76,908
Cash Flow from Operations	$438	$2,419	$1,522	$901	$5,280
% of Revenue	2%	14%	7%	4%	7%
Purchase of PP&E	$1,351	$1,034	$1,602	$4,435	$8,422
Free Cash Flow *	$(913)	$1,385	$(80)	$(3,534)	$(3,142)
% of Revenue	(5%)	8%	(0%)	(17%)	(4%)

FY 2007

Total Revenue	$15,815	$16,714	$17,387	$17,838	$67,754
Cash Flow from Operations	$4,680	$6,847	$5,883	$2,970	$20,380
% of Revenue	30%	41%	34%	17%	30%
Purchase of PP&E	$704	$1,383	$2,073	$1,380	$5,540
Free Cash Flow *	$3,976	$5,464	$3,810	$1,590	$14,840
% of Revenue	25%	33%	22%	9%	22%

* Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment, software and acquired technology.

Keynote Systems, Inc. and Subsidiaries

DEFERRED REVENUE
(In thousands)
(Unaudited)

	March 31, 2010	December 31, 2009	March 31, 2009

Deferred revenue, net
Domestic	$5,368	$4,975	$6,107
International	10,126	9,676	15,224
Total	15,494	14,651	21,331

Add back: unpaid deferred revenue
Domestic	$2,131	$2,313	$3,210
International	4,878	6,483	2,304
Total	7,009	8,796	5,514

Deferred revenue, gross
Domestic	7,499	7,288	9,317
International	15,004	16,159	17,528
Total	$22,503	$23,447	$26,845

CONTACT:
Keynote Systems, Inc.
Investor Relations
Kirsten Chapman, 415-433-3777
kchapman@lhai.com
Public Relations
Dan Berkowitz, 650-403-3305
dberkowitz@keynote.com